Exhibit 99.1

Investor Relations: The IGB Group Leon Berman 212-477-8438 lberman@igbir.com	Media Contact: Joele Frank, Wilkinson Brimmer Katcher Jon Keehner/ Kate Thompson/ Lyle Weston 212-355-4449

Compass Diversified Reports Fourth Quarter 2021 Financial Results and
Full Year 2021 Financial Results

Branded Consumer Performance and Rebounding Industrials Drive Record Fourth Quarter and Full Year Operating Results

Accelerates Portfolio Transformation and Strengthens Capital Structure

Permanent Capital Advantage Positioned CODI to Opportunistically Acquire Platform Business and Complete Strategic Add-Ons in 2021

Westport, Conn., February 24, 2022 - Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today its consolidated operating results for the three and twelve months ended December 31, 2021.
“Our momentum continued in the fourth quarter as CODI delivered a fourth consecutive quarter of record results and the best year-end results in our history,” said Elias Sabo, CEO of Compass Diversified. “Our consumer business again delivered solid results, driven by continued strong performance at our most recent acquisitions, and our niche industrial business experienced increased demand for their products during the fourth quarter. We continued to deploy capital into our existing subsidiaries in the fourth quarter acquiring Lizard Skins and Plymouth Foam as strategic add-ons to Marucci Sports and Altor Solutions, respectively, demonstrating our sustainable investing philosophy and continued commitment to deploying capital to enhance value at a subsidiary level.”
Mr. Sabo continued, “Looking ahead, we enter 2022 with a strong balance sheet, substantial liquidity and remain confident in our ability to generate long term shareholder value in the years ahead through the continued deployment of capital into accretive platform and add-on acquisitions and subsidiary growth opportunities.”
Fourth Quarter and Full Year 2021 Highlights
•Reported net sales of $536.6 million for the fourth quarter 2021 and $1.842 billion for the full year 2021;
•Reported a net income of $25.9 million for the fourth quarter 2021 and net income of $126.8 million for the full year 2021;

•Reported Adjusted Earnings, a new non-GAAP financial measure, of $32.5 million for the fourth quarter of 2021 and $117.7 million for the full year of 2021;
•Reported non-GAAP Adjusted EBITDA of $88.9 million for the fourth quarter 2021 and $327.3 million for the full year 2021;
•Reported Cash Used in Operating Activities of $(13.1) million for the fourth quarter 2021 and Provided by Operating Activities of $134.1 million for the full year 2021, and non-GAAP Cash Flow Available for Distribution and Reinvestment ("CAD") of $42.1 million for the fourth quarter 2021 and $177.4 million for the full year 2021;
•Paid a fourth quarter 2021 cash distribution of $0.25 per share on CODI's common shares in January 2022; and
•Paid quarterly cash distributions of $0.453125 per share on the Company's 7.250% Series A Preferred Shares, $0.4921875 per share on the Company's 7.875% Series B Preferred Shares, and $0.4921875 per share on the Company's 7.875% Series C Preferred Shares payable on January 30, 2022.

Operating Results
Net sales for the quarter ended December 31, 2021 were $536.6 million, as compared to $421.6 million for the quarter ended December 31, 2020. Net sales were $1.842 billion for the year ended December 31, 2021, as compared to $1.360 billion for the year ended December 31, 2020.
Net income for the quarter ended December 31, 2021 was $25.9 million, as compared to net income of $8.8 million for the quarter ended December 31, 2020. For the year ended December 31, 2021, CODI reported net income of $126.8 million compared to net income of $27.2 million for the year ended December 31, 2020. The increase in net income for the year ended December 31, 2021 as compared to the prior year was primarily related to the gain on the sale of Liberty Safe.
Adjusted Earnings (see "Note Regarding Use of Non-GAAP Financial Measures" below) for the quarter ended December 31, 2021 was $32.5 million, as compared to $22.7 million for the quarter ended December 31, 2020. Adjusted Earnings for the year ended December 31, 2021 was $117.7 million, as compared to $55.0 million for the year ended December 31, 2020. Adjusted EBITDA (see "Note Regarding Use of Non-GAAP Financial Measures" below) for the quarter ended December 31, 2021 was $88.9 million, as compared to $69.3 million for the quarter ended December 31, 2020. Adjusted EBITDA for the year ended December 31, 2021 was $327.3 million, as compared to $203.9 million for the year ended December 31, 2020. The increase in Adjusted Earnings and Adjusted EBITDA for the fourth quarter and full year 2021, as compared to prior year periods, was primarily a result of our 2020 acquisitions of BOA and Marucci, and our 2021 acquisition of Lugano Diamonds, as well as strong performance in the other branded consumer companies. In addition, the prior year results were negatively impacted by the effects of the COVID-19 pandemic.
Liquidity and Capital Resources
For the quarter ended December 31, 2021, CODI reported Cash Used in Operating Activities of $(13.1) million, as compared to Cash Provided by Operating Activities of $35.8 million for the quarter ended December 31, 2020. The decline in cash provided by operating activities during the fourth quarter of 2021 as compared to the prior year was a result of an increase in working capital at certain subsidiaries, primarily in inventory, to satisfy near term sales demand.
CODI reported CAD (see "Note Regarding Use of Non-GAAP Financial Measures" below) of $42.1 million for the quarter ended December 31, 2021, as compared to $36.0 million for the prior year's comparable quarter.

CODI's weighted average number of shares outstanding for the quarter ended December 31, 2021 was 66.6 million, and for the quarter ended December 31, 2020 was 64.9 million.
As of December 31, 2021, CODI had approximately $157.1 million in cash and cash equivalents, $0 million outstanding on its revolving credit facility, $1 billion outstanding in 5.25% Senior Notes due 2029 and $300 million outstanding in 5.00% Senior Notes due 2032.
The Company has no significant debt maturities until 2029 and had net borrowing availability of approximately $600 million at December 31, 2021 under its revolving credit facility.

Fourth Quarter 2021 Distributions
On January 3, 2022, CODI's Board of Directors (the “Board”) declared a fourth quarter distribution of $0.25 per share on the Company's common shares. The cash distribution was paid on January 20, 2022 to all holders of record of common shares as of January 13, 2022. As previously announced and disclosed by CODI, the reduction in the fourth quarter common distribution is a result of the Company’s tax reclassification which became effective on September 1, 2021 and the assumption of corporate tax liability.
The Board also declared a quarterly cash distribution of $0.453125 per share on the Company’s 7.250% Series A Preferred Shares (the “Series A Preferred Shares”). The distribution on the Series A Preferred Shares covered the period from, and including, October 30, 2021, up to, but excluding, January 30, 2022. The distribution for such period was payable on January 30, 2022 to all holders of record of Series A Preferred Shares as of January 15, 2022. The payment occurred on January 31, 2022, the next business day following the payment date.

The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series B Preferred Shares (the “Series B Preferred Shares”). The distribution on the Series B Preferred Shares covered the period from, and including, October 30, 2021, up to, but excluding, January 30, 2022. The distribution for such period was payable on January 30, 2022 to all holders of record of Series B Preferred Shares as of January 15, 2022. The payment occurred on January 31, 2022, the next business day following the payment date.

The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series C Preferred Shares (the “Series C Preferred Shares”). The distribution on the Series C Preferred Shares covered the period from, and including, October 30, 2021, up to, but excluding, January 30, 2022. The distribution for such period was payable on January 30, 2022 to all holders of record of Series C Preferred Shares as of January 15, 2022. The payment occurred on January 31, 2022, the next business day following the payment date.
2022 Guidance
The Company expects to produce consolidated Adjusted EBITDA in 2022 of between $400 million and $420 million. The Adjusted EBITDA estimate is based on the summation of our expectations for our current subsidiaries in 2022, including ACI, absent additional acquisitions or divestitures. In addition, the Company expects to produce Adjusted Earnings in 2022 of between $110 million and $125 million. The Adjusted Earnings estimate is based on the summation of our expectations for our current subsidiaries in 2022, excluding ACI, absent additional acquisitions or divestitures.
5.11 Initial Public Offering Update
The Company has decided to postpone its proposed initial public offering of 5.11 due to adverse market conditions.

Conference Call
Management will host a conference call on Thursday, February 24, 2022 at 5:00 p.m. ET to discuss the latest corporate developments and financial results. The dial-in number for callers in the U.S. is (844) 200-6205 and the dial-in number for international callers is196500 + 1 929 526-1599. The access code for all callers is 091769. A live webcast will also be available on the Company's website at https://www.compassdiversified.com.

A replay of the call will be available through Thursday, March 3, 2022. To access the replay, please dial (929) 458-6194 in the U.S. and + 44 204 525 0658 outside the U.S., and then enter the access code 019320.

Note Regarding Use of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted Earnings are non-GAAP measures used by the Company to assess its performance. We have reconciled Adjusted EBITDA to Net Income (Loss) from Continuing Operations and Adjusted Earnings to Net Income (Loss) on the attached schedules. We consider Net Income (Loss) from Continuing Operations to be the most directly comparable GAAP financial measure to Adjusted EBITDA and Net Income (Loss) to be the most directly comparable GAAP financial measure to Adjusted Earnings. We believe that Adjusted EBITDA and Adjusted Earnings provides useful information to investors and reflects important financial measures as it excludes the effects of items which reflect the impact of long-term investment decisions, rather than the performance of near-term operations. When compared to Net Income (Loss) and Net Income (Loss) from Continuing Operations, Adjusted EBITDA and Adjusted Earnings, respectively, are each limited in that they do not reflect the periodic costs of certain capital assets used in generating revenues of our businesses or the non-cash charges associated with impairments, as well as certain cash charges. The presentation of Adjusted EBITDA allows investors to view the performance of our businesses in a manner similar to the methods used by us and the management of our businesses, provides additional insight into our operating results and provides a measure for evaluating targeted businesses for acquisition. The presentation of Adjusted Earnings provides insight into our operating results and provides a measure for evaluating earnings from continuing operations available to common shareholders. We believe Adjusted EBITDA and Adjusted Earnings are also useful in measuring our ability to service debt and other payment obligations.
CAD is a non-GAAP measure used by the Company to assess its performance, as well as its ability to sustain quarterly distributions. We have reconciled CAD to Net Income (Loss) on the attached schedules. We consider Net Income (Loss) to be the most directly comparable GAAP financial measures to CAD. CAD is calculated after taking into account all interest expense, cash taxes paid and maintenance capital expenditures, and includes the operating results of each of our businesses for the periods during which CODI owned them.
In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, we have not reconciled 2022 Adjusted EBITDA or 2022 Adjusted Earnings to their comparable GAAP measure because we do not provide guidance on Net Income (Loss) or the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results. Accordingly, undue reliance should not be placed on these estimates.
None of Adjusted Earnings, Adjusted EBITDA nor CAD is meant to be a substitute for GAAP measures and may be different from or otherwise inconsistent with non-GAAP financial measures used by other companies.

About Compass Diversified (“CODI”)
CODI owns and manages a diverse set of highly defensible North American middle market businesses. Each of its current subsidiaries is a leader in its niche market. For more information, visit compassdiversified.com.
Leveraging its permanent capital base, long-term disciplined approach and actionable expertise, CODI maintains controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment and accountability.
Our ten majority-owned subsidiaries are engaged in the following lines of business:

•	The design and marketing of purpose-built technical apparel and gear serving a wide range of global customers (5.11);

•	The manufacture of quick-turn, small-run and production rigid printed circuit boards (Advanced Circuits);

•	The design and manufacture of custom packaging, insulation and componentry (Altor Solutions);

•	The manufacture of engineered magnetic solutions for a wide range of specialty applications and end-markets (Arnold Magnetic Technologies);

•	The design, engineering and marketing of dial based fit systems delivering a scientifically proven performance advantage for athletes (BOA Technology);

•	The design and marketing of wearable baby carriers, strollers and related products (Ergobaby)

•	The design, manufacture, and marketing of high-end, one-of-a kind jewelry (Lugano Diamonds);

•	The design and manufacture of baseball and softball equipment and apparel (Marucci Sports);

•
The manufacture and marketing of portable food warming systems used in the foodservice industry, creative indoor and outdoor lighting, and home fragrance solutions for the consumer markets (Sterno); and

•	The design, manufacture and marketing of airguns, archery products, optics and related accessories (Velocity Outdoor).
On October 13, 2021, we, as the representative of the holders of stock and options of Advanced Circuits, entered into a definitive plan of merger to sell all of the outstanding securities of Advanced Circuits. Advanced Circuits has been classified as held for sale at December 31, 2021.

Forward Looking Statements
Certain statements in this press release may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements as to our future performance or liquidity, such as expectations regarding our results of operations and financial condition, our 2022 Adjusted EBITDA, our 2022 Adjusted Earnings, our pending acquisitions and divestitures, and other statements with regard to the future performance of CODI. We may use words such as “plans,” “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “seek,” “look,” and similar expressions to identify forward-looking statements. The forward-looking statements contained in this press release involve risks and uncertainties. Actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in CODI’s annual report on Form 10-K and its quarterly reports on Form 10-Q. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters, social, civil and political unrest or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); general considerations associated with the COVID-19 pandemic and its impact on the markets in which we operate; disruption in the global supply chain, labor shortages and high labor costs; our business prospects and the prospects of our subsidiaries; the impact of, and ability to successfully complete and integrate, investments that we make or expect to make; the dependence of our future success on the general economy and its impact on the industries in which we operate; the ability of our subsidiaries to achieve their objectives; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our subsidiaries; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. Although, except as required by law, CODI undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that CODI may make directly to you or through reports that it in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Compass Diversified Holdings
Condensed Consolidated Balance Sheets

	December 31, 2021	December 31, 2020
(in thousands)
Assets
Current assets
Cash and cash equivalents	$157,125	$60,023
Accounts receivable, net	268,262	206,728
Inventories, net	562,084	350,594
Prepaid expenses and other current assets	56,575	40,381
Current assets held-for-sale	99,423	17,136
Current assets of discontinued operations	—	33,505
Total current assets	1,143,469	708,367
Property, plant and equipment, net	178,393	153,653
Goodwill and intangible assets, net	1,688,082	1,500,589
Other non-current assets	134,317	97,309
Non-current assets held-for-sale	—	84,728
Non-current assets of discontinued operations	—	53,872
Total assets	$3,144,261	$2,598,518

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$295,206	$225,919
Due to related party	11,705	10,012
Other current liabilities	45,490	34,381
Current liabilities held-for-sale	29,127	9,169
Current liabilities of discontinued operations	—	15,230
Total current liabilities	381,528	294,711
Deferred income taxes	84,344	67,836
Long-term debt	1,284,826	899,460
Other non-current liabilities	109,033	83,693
Non-current liabilities held-for-sale	—	21,535
Non-current liabilities of discontinued operations	—	11,135
Total liabilities	1,859,731	1,378,370
Stockholders' equity
Total stockholders' equity attributable to Holdings	1,111,816	1,100,024
Noncontrolling interest	175,328	123,463
Noncontrolling interest held-for-sale	(2,614)	(7,175)
Noncontrolling interest of discontinued operations	—	3,836
Total stockholders' equity	1,284,530	1,220,148
Total liabilities and stockholders’ equity	$3,144,261	$2,598,518

Compass Diversified Holdings
Consolidated Statements of Operations

	Three months ended December 31,		Year ended December 31,
(in thousands, except per share data)	2021	2020	2021	2020
Net sales	$536,612	$421,609	$1,841,668	$1,359,567
Cost of sales	334,202	265,902	1,115,711	864,602
Gross profit	202,410	155,707	725,957	494,965
Operating expenses:
Selling, general and administrative expense	132,788	103,459	459,204	344,418
Management fees	12,814	11,063	46,943	33,749
Amortization expense	23,835	18,399	80,307	61,682
Operating income	32,973	22,786	139,503	55,116
Other income (expense):
Interest expense, net	(16,232)	(13,647)	(58,839)	(45,769)
Amortization of debt issuance costs	(812)	(659)	(2,979)	(2,454)
Loss on debt extinguishment	—	—	(33,305)	—
Other income (expense), net	600	(406)	(1,184)	(2,459)
Net income before income taxes	16,529	8,074	43,196	4,434
Provision (benefit) for income taxes	(3,777)	6,933	18,337	10,175
Income (loss) from continuing operations	20,306	1,141	24,859	(5,741)
Income from discontinued operations, net of income tax	5,577	7,639	29,180	32,838
Gain on sale of discontinued operations	25	—	72,770	100
Net income	25,908	8,780	126,809	27,197
Less: Net income (loss) attributable to noncontrolling interest	2,745	(492)	7,740	(480)
Less: Net income from discontinued operations attributable to noncontrolling interest	1,075	906	4,517	4,897
Net income attributable to Holdings	$22,088	$8,366	$114,552	$22,780

Basic income (loss) per common share attributable to Holdings
Continuing operations	$(0.14)	$(0.15)	$(0.76)	$(0.72)
Discontinued operations	0.06	0.09	1.49	0.38
	$(0.08)	$(0.06)	$0.73	$(0.34)

Basic weighted average number of common shares outstanding	66,623	64,900	65,362	63,151

Cash distributions declared per Trust common share	$0.25	$0.36	$2.21	$1.44

Compass Diversified Holdings
Net Income (Loss) to Non-GAAP Adjusted Earnings - 2021
(Unaudited)

	Three months ended				Year ended
(in thousands)	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
Net income (loss)	$21,996	$(11,251)	$90,156	$25,908	$126,809
Gain on sale of discontinued operations, net of tax	—	—	72,745	25	72,770
Income from discontinued operations, net of tax	8,914	10,357	4,332	5,577	29,180
Net income (loss) from continuing operations	$13,082	$(21,608)	$13,079	$20,306	$24,859
Less: income from continuing operations attributable to noncontrolling interest	1,903	1,967	1,125	2,745	7,740
Net income (loss) attributable to Holdings - continuing operations	$11,179	$(23,575)	$11,954	$17,561	$17,119
Less: Distributions paid - Preferred Shares	(6,045)	(6,046)	(6,045)	(6,045)	(24,181)
Less: Held-for-sale corporate tax impact	—	—	—	(12,119)	(12,119)
Add: Amortization expense - intangibles and inventory step-up	18,589	18,837	19,047	26,596	83,069
Add: Loss on debt extinguishment	—	33,305	—	—	33,305
Add: Stock compensation expense	2,640	2,716	2,768	2,817	10,941
Add: Acquisition expenses	299	11	1,866	1,415	3,591
Add: Integration services fees	1,600	1,600	1,100	563	4,863
Add (less): Other	(2,101)	1,032	460	1,709	1,100
Adjusted earnings	$26,161	$27,880	$31,150	$32,497	$117,688

Compass Diversified Holdings
Net Income (Loss) to Non-GAAP Adjusted Earnings - 2020
(Unaudited)

	Three months ended				Year ended
(in thousands)	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020

Net income (loss)	$4,880	$(7,366)	$20,903	$8,780	$27,197
Gain on sale of discontinued operations, net of tax	—	—	100	—	100
Income from discontinued operations, net of tax	6,916	8,715	9,568	7,639	32,838
Net income (loss) from continuing operations	$(2,036)	$(16,081)	$11,235	$1,141	$(5,741)
Less: income (loss) from continuing operations attributable to noncontrolling interest	211	(468)	269	(492)	(480)
Net income (loss) attributable to Holdings - continuing operations	$(2,247)	$(15,613)	$10,966	$1,633	$(5,261)
Less: Distributions paid - Preferred Shares	(5,542)	(6,045)	(6,046)	(6,045)	(23,678)
Add: Amortization expense - intangibles and inventory step-up	13,421	17,710	16,533	19,881	67,545
Add: Loss on debt extinguishment	—	—	—	—	—
Add: Stock compensation expense	1,924	1,760	2,038	2,749	8,471
Add: Acquisition expenses	—	2,042	273	2,517	4,832
Add: Integration services fees	—	—	500	1,625	2,125
Add (less): Other	—	595	—	326	921
Adjusted earnings	$7,556	$449	$24,264	$22,686	$54,955

Compass Diversified Holdings
Adjusted Earnings to Adjusted EBITDA
(Unaudited)

	Three months ended				Year ended
(in thousands)	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
Adjusted earnings	$26,161	$27,880	$31,150	$32,497	$117,688
Add:
Depreciation	8,557	8,945	9,854	9,980	37,336
Income taxes	5,308	8,344	8,462	(3,777)	18,337
Held-for-sale tax impact - corporate	—	—	—	12,119	12,119
Interest expense, net	13,805	14,947	13,855	16,232	58,839
Amortization of debt issuance	686	722	759	812	2,979
Management fees	10,798	11,058	12,273	12,814	46,943
Noncontrolling interest	1,903	1,967	1,125	2,745	7,740
Preferred distributions	6,045	6,046	6,045	6,045	24,181
Other expense (income)	2,228	642	(1,086)	(600)	1,184
Adjusted EBITDA	$75,491	$80,551	$82,437	$88,867	$327,346

	Three months ended				Year ended
(in thousands)	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
Adjusted earnings	$7,556	$449	$24,264	$22,686	$54,955
Add:
Depreciation	7,334	7,628	7,852	8,317	31,131
Income taxes	(1,744)	5,648	(662)	6,933	10,175
Interest expense, net	8,597	11,174	12,351	13,647	45,769
Amortization of debt issuance	525	610	660	659	2,454
Management fees	8,369	4,909	9,408	11,063	33,749
Noncontrolling interest	211	(468)	269	(492)	(480)
Preferred distributions	5,542	6,045	6,046	6,045	23,678
Other expense (income)	(661)	2,373	341	406	2,459
Adjusted EBITDA	$35,729	$38,368	$60,529	$69,264	$203,890

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated EBITDA Reconciliation
Year ended December 31, 2021
(Unaudited)

	Corporate	5.11	BOA	Ergo	Lugano	Marucci Sports	Velocity Outdoor	Altor Solutions	Arnold	Sterno	Consolidated
Net income from continuing operations (1)	$(72,624)	$20,152	$21,178	$5,079	$5,239	$10,232	$23,035	$7,871	$5,013	$(316)	$24,859
Adjusted for:
Provision for income taxes	(12,119)	6,905	3,559	2,018	2,094	3,070	6,237	2,619	1,345	2,609	18,337
Interest expense, net	58,639	16	—	—	9	5	165	(1)	6	—	58,839
Intercompany interest	(66,765)	11,868	8,581	1,960	2,450	3,110	7,461	7,558	5,455	18,322	—
Loss on debt extinguishment	33,305	—	—	—	—	—	—	—	—	—	33,305
Depreciation and amortization	1,025	22,355	20,279	8,435	4,757	8,634	12,704	12,938	8,888	23,369	123,384
EBITDA	(58,539)	61,296	53,597	17,492	14,549	25,051	49,602	30,985	20,707	43,984	258,724
Other (income) expense	(284)	125	377	—	16	(119)	2,573	(323)	8	(1,189)	1,184
Non-controlling shareholder compensation	—	2,428	2,194	1,693	190	1,101	1,020	1,035	38	1,242	10,941
Acquisition expenses	39	—	—	—	1,827	971	—	444	310	—	3,591
Integration services fee	—	—	3,300	—	563	1,000	—	—	—	—	4,863
Other	1,132	273	—	—	—	1,000	(2,300)	—	—	995	1,100
Management fees	41,505	1,000	1,000	500	188	500	500	750	500	500	46,943
Adjusted EBITDA	$(16,147)	$65,122	$60,468	$19,685	$17,333	$29,504	$51,395	$32,891	$21,563	$45,532	$327,346
(1) Net income from continuing operations does not include income from discontinued operations for the twelve months ended December 31, 2021.

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated EBITDA Reconciliation
Year ended December 31, 2020
(Unaudited)

	Corporate	5.11	BOA	Ergo	Marucci Sports	Velocity Outdoor	Altor Solutions	Arnold	Sterno	Consolidated
Net income (loss) from continuing operations (1)	$(28,931)	$12,356	$(2,640)	$725	(4,785)	$11,161	$6,092	$(3,539)	$3,820	$(5,741)
Adjusted for:
Provision (benefit) for income taxes	—	1,808	(535)	2,033	(1,390)	3,560	2,554	(198)	2,343	10,175
Interest expense, net	45,610	19	—	—	7	131	—	—	1	45,768
Intercompany interest	(61,123)	14,085	2,043	2,405	1,843	8,915	7,084	5,730	19,018	—
Depreciation and amortization	838	21,483	5,589	8,199	10,203	12,781	12,722	6,805	22,510	101,130
EBITDA	(43,606)	49,751	4,457	13,362	5,878	36,548	28,452	8,798	47,692	151,332
Other (income) expense	—	1,420	39	—	(42)	931	(38)	9	140	2,459
Non-controlling shareholder compensation	—	2,489	469	1,156	634	1,549	1,028	(20)	1,166	8,471
Acquisition expenses	—	—	2,517	—	2,042	—	273	—	—	4,832
Integration services fees	—	—	1,125	—	1,000	—	—	—	—	2,125
Other	324	—	—	598	—	—	—	—	—	922
Management fees	29,402	1,000	250	500	347	500	750	500	500	33,749
Adjusted EBITDA (2)	$(13,880)	$54,660	$8,857	$15,616	$9,859	$39,528	$30,465	$9,287	$49,498	$203,890
(1) Net income (loss) from continuing operations does not include income from discontinued operations for the twelve months ended December 31, 2020.
(2) As a result of the sale of Liberty Safe in August 2021, and the classification of ACI as Held for Sale at December 31, 2021, Adjusted EBITDA for the twelve months ended December 31, 2020 does not include $19.0 million in Adjusted EBITDA from Liberty and $26.3 million in Adjusted EBITDA from ACI.

Compass Diversified Holdings
Adjusted EBITDA
(Unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands)	2021	2020	2021	2020

Branded Consumer
5.11	$17,787	$18,336	$65,122	$54,660
BOA (1)	14,147	8,857	60,468	8,857
Ergobaby	5,750	1,823	19,685	15,616
Lugano (2)	13,823	—	17,333	—
Marucci Sports (3)	5,745	5,244	29,504	9,859
Velocity Outdoor	10,194	14,489	51,395	39,528
Total Branded Consumer	$67,446	$48,749	$243,507	$128,520

Niche Industrial
Altor Solutions	9,101	8,454	32,891	30,465
Arnold Magnetics	5,057	1,314	21,563	9,287
Sterno	12,842	14,654	45,532	49,498
Total Niche Industrial	$27,000	$24,422	$99,986	$89,250
Corporate expense	(5,578)	(3,907)	(16,147)	(13,880)
Total Adjusted EBITDA	$88,867	$69,264	$327,346	$203,890

(1)	The above results for BOA do not include management's estimate of Adjusted EBITDA, before our ownership, of $0.3 million and $24.5 million, respectively, for the three and twelve months ended December 31, 2020. BOA was acquired on October 16, 2020.

(2)	The above results for Lugano do not include management's estimate of Adjusted EBITDA, before our ownership, of $24.1 million for the twelve months ended December 31, 2021, and $7.3 million and $21.3 million, respectively, for the three and twelve months ended December 31, 2020. Lugano was acquired on September 3, 2021.

(3)	The above results for Marucci Sports do not include management's estimate of Adjusted EBITDA, before our ownership, of $3.9 million for the twelve months ended December 31, 2020. Marucci Sports was acquired on April 20, 2020.

Compass Diversified Holdings
Net Sales to Pro Forma Net Sales Reconciliation
(unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands)	2021	2020	2021	2020

Net Sales	$536,612	$421,609	$1,841,668	$1,359,567
Acquisitions (1)	—	25,050	71,058	170,807
Pro Forma Net Sales	$536,612	$446,659	$1,912,726	$1,530,374
(1) Acquisitions reflects the net sales for BOA, Lugano, and Marucci Sports and BOA on a pro forma basis as if we had acquired these businesses on January 1, 2020.

Compass Diversified Holdings
Subsidiary Pro Forma Net Sales
(unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands)	2021	2020	2021	2020

Branded Consumer
5.11	$123,954	$119,284	$444,963	$401,106
BOA (1)	45,117	29,192	165,150	106,365
Ergobaby	24,531	15,557	93,631	74,728
Lugano (1)	43,224	21,137	125,105	67,221
Marucci Sports (1)	31,838	18,633	118,166	65,941
Velocity Outdoor	64,535	67,756	270,426	215,996
Total Branded Consumer	$333,199	$271,559	$1,217,441	$931,357

Niche Industrial
Altor Solutions	$57,635	$40,708	$180,217	$130,046
Arnold Magnetics	38,048	22,543	139,941	98,990
Sterno	107,730	111,849	375,127	369,981
Total Niche Industrial	$203,413	$175,100	$695,285	$599,017

Total Subsidiary Net Sales	$536,612	$446,659	$1,912,726	$1,530,374
(1) Net sales for BOA, Lugano and Marucci Sports are pro forma as if we had acquired these businesses on January 1, 2020.

Compass Diversified Holdings
Condensed Consolidated Cash Flows

	Three months ended December 31,		Year ended December 31,
(in thousands)	2021	2020	2021	2020

Net cash provided by (used in) operating activities	$(13,097)	$35,753	$134,051	$148,625
Net cash used in investing activities	(115,067)	(464,332)	(317,496)	(700,834)
Net cash provided by financing activities	218,334	321,330	273,206	521,725
Foreign currency impact on cash	324	1,174	228	914
Net increase (decrease) in cash and cash equivalents	90,494	(106,075)	89,989	(29,570)
Cash and cash equivalents - beginning of the period (1)	70,239	176,819	70,744	100,314
Cash and cash equivalents - end of the period	$160,733	$70,744	$160,733	$70,744

(1) Includes cash from discontinued operations of $10.7 million at January 1, 2021 and $6.9 million at January 1, 2020, and cash from discontinued operations of $3.5 million at October 1, 2021 and $8.2 million at October 1, 2020.

Compass Diversified Holding
Selected Financial Data - Cash Flows

	Three months ended December 31,		Year ended December 31,
(in thousands)	2021	2020	2021	2020

Changes in operating assets and liabilities	$(63,882)	$(6,147)	$(80,990)	$2,420
Purchases of property and equipment	$(12,473)	$(9,977)	$(39,880)	$(28,812)
Distributions paid - common shares	$(23,742)	$(23,364)	$(150,946)	$(89,856)
Distributions paid - preferred shares	$(6,045)	$(6,045)	$(24,181)	$(23,678)

Compass Diversified Holdings
Net Income to Adjusted EBITDA and Cash Flow Available for Distribution and Reinvestment
(unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands)	2021	2020	2021	2020
Net income	$25,908	$8,780	$126,809	$27,197
Income from discontinued operations	5,577	7,639	29,180	32,838
Gain on sale of discontinued operations	25	—	72,770	100
Income (loss) from continuing operations	$20,306	$1,141	$24,859	$(5,741)
Provision (benefit) for income taxes	(3,777)	6,933	18,337	10,175
Income from continuing operations before income taxes	$16,529	$8,074	$43,196	$4,434
Other income (expense), net	(600)	406	1,184	2,459
Amortization of debt issuance costs	812	659	2,979	2,454
Loss on debt extinguishment	—	—	33,305	—
Interest expense, net	16,232	13,647	58,839	45,769
Operating income	$32,973	$22,786	$139,503	$55,116
Adjusted For:
Depreciation	9,980	8,316	37,337	31,131
Amortization	26,596	19,882	83,068	67,545
Noncontrolling shareholder compensation	2,817	2,749	10,941	8,471
Acquisition expenses	1,415	2,517	3,591	4,832
Integration services fees	563	1,625	4,863	2,125
Management fees	12,814	11,063	46,943	33,749
Other	1,709	326	1,100	922
Adjusted EBITDA	$88,867	$69,264	$327,346	$203,891
Interest at Corporate, net of unused fee (1)	(15,840)	(13,491)	(57,323)	(44,604)
Management fees	(12,814)	(11,063)	(46,943)	(33,749)
Capital expenditures (maintenance)	(8,447)	(6,212)	(26,780)	(15,786)
Current tax expense (cash taxes) (2)	(8,508)	(2,469)	(27,795)	(9,510)
Preferred share distributions	(6,045)	(6,045)	(24,181)	(23,678)
Discontinued operations	6,090	6,386	35,049	34,854
Miscellaneous items	(1,215)	(377)	(1,973)	(772)
Cash Flow Available for Distribution and Reinvestment ("CAD")	$42,088	$35,993	$177,400	$110,646

(1)	Interest expense at Corporate reflects consolidated interest expense less non-cash components such as the amortization of our bond premium.

(2)	Current tax expense is calculated by deducting the change in deferred tax from the statement of cash flows from the income tax provision on the statement of operations.